KIRKPATRICK & LOCKHART LLP                      1800 Massachusetts Avenue, N.W.
                                                Second Floor
                                                Washington, D. C.  20036-1800
                                                202.778.9000
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December 17, 2004


Morgan Keegan Select Fund, Inc.
50 North Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

      You have requested our opinion as to certain matters regarding the Class A and Class I shares of Regions Morgan Keegan Select LEADER Short Term Bond Fund (the "Acquiring Fund"), a series of Morgan Keegan Select Fund, Inc., a Maryland corporation (the "Company"), to be issued in connection with the reorganization of LEADER Short Term Bond Fund (the "Acquired Fund"), a series of LEADER Mutual Funds ("LEADER Funds") into the Acquiring Fund, as provided for in the Agreement and Plan of Reorganization (the "Plan") among the Company, on behalf of the Acquiring Fund, and LEADER Funds, on behalf of the Acquired Fund and Morgan Asset Management, Inc. The Plan provides for the Acquired Fund to transfer all of its assets to the Acquiring Fund in exchange solely for a number of Class A and Class I shares of common stock ($.001 par value) of the Acquiring Fund that is to be determined in the manner specified in the Plan (the "Shares") and the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund.

      For purposes of rendering our opinion, we have examined the Company's registration statement on Form N-14 (File No. 333-121018) (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and a draft of Pre-Effective Amendment No. 1 thereto and the form of Plan that is included as an appendix to the Combined Proxy Statement and Prospectus contained in the Registration Statement, the Company's Articles of Incorporation, as amended (the "Charter"), and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each class will not exceed the number of Shares of such class authorized to be issued under the Charter. We have not verified any of those assumptions.

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the

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United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

      2. When issued and paid for upon the terms provided for in the Plan and the Registration Statement, the Shares to be issued pursuant to the Plan and the Registration Statement will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                          Very truly yours,

                                          /s/ Kirkpatrick & Lockhart LLP



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